                                                                   EXHIBIT 10.1








                        GRANITE CONSTRUCTION INCORPORATED
                              AMENDED AND RESTATED
                           1999 EQUITY INCENTIVE PLAN

                       (AS ADOPTED EFFECTIVE MAY 24, 2004)

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
SECTION 1.  ESTABLISHMENT, PURPOSE, AND TERM OF PLAN..........................................................     1
         1.1      Establishment...............................................................................     1
         1.2      Purpose.....................................................................................     1
         1.3      Term of Plan................................................................................     1

SECTION 2.  DEFINITIONS AND CONSTRUCTION......................................................................     1
         2.1      Definitions.................................................................................     1
         2.2      Construction................................................................................     5

SECTION 3.  ELIGIBILITY AND AWARD LIMITATIONS.................................................................     5
         3.1      Persons Eligible for Incentive Stock Options................................................     5
         3.2      Persons Eligible for Other Awards...........................................................     6
         3.3      Section 162(m) Award Limits.................................................................     6
         3.4      Maximum Number of Shares Issuable Pursuant to Incentive Stock Options.......................     6
         3.5      Aggregate Limit on Restricted Stock, Restricted Stock Unit,
                  Performance Share and Performance Unit
                  Awards Not Providing for Certain Minimum Vesting............................................     7

SECTION 4.  ADMINISTRATION....................................................................................     7
         4.1      Administration by the Committee.............................................................     7
         4.2      Authority of Officers.......................................................................     7
         4.3      Administration with Respect to Insiders.....................................................     7
         4.4      Committee Complying with Section 162(m).....................................................     7
         4.5      Powers of the Committee.....................................................................     7
         4.6      Option Repricing............................................................................     8

SECTION 5.  STOCK SUBJECT TO PLAN.............................................................................     9
         5.1      Maximum Number of Shares Issuable...........................................................     9
         5.2      Share Accounting............................................................................     9
         5.3      Adjustment in Capitalization................................................................     9

SECTION 6.  STOCK OPTIONS.....................................................................................     9
         6.1      Grant of Options............................................................................     9
         6.2      Exercise Price..............................................................................    10
         6.3      Exercise Period.............................................................................    10
         6.4      Payment of Exercise Price...................................................................    10
         6.5      Effect of Termination of Service............................................................    11
         6.6      Transferability of Options..................................................................    12

SECTION 7.  RESTRICTED STOCK..................................................................................    12
         7.1      Grant of Restricted Stock...................................................................    12
         7.2      Purchase Price..............................................................................    13

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                                Page
                                                                                                                ----
         7.3      Vesting and Restrictions on Transfer........................................................    13
         7.4      Other Restrictions..........................................................................    13
         7.5      Voting Rights; Dividends and Distributions..................................................    13
         7.6      Dividends and Other Distribution............................................................    14
         7.7      Effect of Termination of Service............................................................    14

SECTION 8.  RESTRICTED STOCK UNITS............................................................................    14
         8.1      Grant of Restricted Stock Units.............................................................    14
         8.2      Purchase Price..............................................................................    15
         8.3      Vesting.....................................................................................    15
         8.4      Voting, Dividend Equivalent Rights and Distributions........................................    15
         8.5      Effect of Termination of Service............................................................    15
         8.6      Settlement of Awards........................................................................    15
         8.7      Nontransferability of Restricted Stock Unit Awards..........................................    16

SECTION 9.  PERFORMANCE SHARES AND PERFORMANCE UNITS..........................................................    16
         9.1      Grant of Performance Shares or Performance Units............................................    16
         9.2      Value of Performance Shares and Performance Units...........................................    16
         9.3      Establishment of Performance Goals and Performance Period...................................    16
         9.4      Measurement of Performance Goals............................................................    17
         9.5      Determination of Value of Performance Shares and Performance Units..........................    17
         9.6      Dividend Equivalents........................................................................    18
         9.7      Form and Timing of Payment..................................................................    18
         9.8      Restrictions Applicable to Payment in Shares................................................    18
         9.9      Effect of Termination of Service............................................................    18
         9.10     Nontransferability..........................................................................    19

SECTION 10.  DIRECTOR FEE AWARDS..............................................................................    19
         10.1     Effective Date and Duration of this Section.................................................    19
         10.2     Mandatory and Elective Director Fee Awards..................................................    19
         10.3     Time and Manner of Election.................................................................    20
         10.4     Automatic Grant of Director Fee Awards......................................................    20
         10.5     Option Payment..............................................................................    21
         10.6     Stock Units Payment.........................................................................    22
         10.7     Fractional Shares...........................................................................    24

SECTION 11.  CHANGE IN CONTROL................................................................................    24
         11.1     Effect of Change in Control.................................................................    24
         11.2     Termination of Service After a Change in Control............................................    25
         11.3     Definition..................................................................................    25

SECTION 12.  REQUIREMENTS OF LAW..............................................................................    26
         12.1     Compliance with Securities Law..............................................................    26

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                                Page
                                                                                                                ----
         12.2     Governing Law...............................................................................   26

SECTION 13.  TAX WITHHOLDING..................................................................................   26
         13.1     Tax Withholding In General..................................................................   26
         13.2     Withholding of Shares.......................................................................   26
SECTION 14.  AMENDMENT AND TERMINATION OF PLAN................................................................   26
         14.1     Amendment and Termination of Plan...........................................................   26
         14.2     Effect of Amendment or Termination..........................................................   27

SECTION 15.  MISCELLANEOUS PROVISIONS.........................................................................   27
         15.1     Beneficiary Designation.....................................................................   27
         15.2     Rights as an Employee or Director...........................................................   27
         15.3     Rights as a Stockholder.....................................................................   27
         15.4     Provision of Information....................................................................   27
         15.5     Unfunded Obligation.........................................................................   27
         15.6     Indemnification.............................................................................   28

                        GRANITE CONSTRUCTION INCORPORATED
                              AMENDED AND RESTATED
                           1999 EQUITY INCENTIVE PLAN
                       (AS ADOPTED EFFECTIVE MAY 24, 2004)

               SECTION 1. ESTABLISHMENT, PURPOSE, AND TERM OF PLAN

      1.1 ESTABLISHMENT. The Granite Construction Incorporated 1999 Equity Incentive Plan was initially established effective May 24, 1999 (the "INITIAL PLAN"). The Initial Plan is hereby amended and restated in its entirety as the Granite Construction Incorporated Amended and Restated 1999 Equity Incentive Plan (the "PLAN") effective as of May 24, 2004, the date of its approval by the stockholders of the Company (the "EFFECTIVE DATE").

      1.2 PURPOSE. The purpose of the Plan is to advance the interests of the Company, by encouraging and providing for the acquisition of an equity interest in the success of the Company by Employee and Directors, by providing additional incentives and motivation toward superior performance of the Company, and by enabling the Company to attract and retain the services of Employees and Directors upon whose judgment, interest, and special effort the successful conduct of its operations is largely dependent. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units, by providing Nonemployee Directors with the opportunity to receive Options or Stock Units in lieu of compensation otherwise payable in cash, and by providing for payments in the form of shares of Stock or cash.

      1.3   TERM OF PLAN. The Plan shall remain in effect until the earlier of
(a) its termination by the Committee pursuant to Section 14 or (b) the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed. However, all Awards shall be granted, if at all, within ten (10) years from the Effective Date.

                     SECTION 2. DEFINITIONS AND CONSTRUCTION

      2.1 DEFINITIONS. Whenever used herein, the following terms shall have their respective meanings set forth below:

            (a) "AWARD" means any Option, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit or Director Fee Award granted under the Plan.

            (b) "AWARD AGREEMENT" means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant. An Award Agreement may be an "Option Agreement," a "Restricted Stock Agreement," a "Restricted Stock Units Agreement," a "Performance Share Agreement," a "Performance Unit Agreement," a "Nonemployee Director Option Agreement," or a "Stock Units Agreement."

            (c)   "BOARD" means the Board of Directors of the Company.

            (d) "CAUSE" means, unless otherwise defined by the Participant's Award Agreement or contract of employment or service, any of the following: (i) the Participant's theft, dishonesty, or falsification of any Participating Company documents or records; (ii) the Participant's repeated failure to report to work during normal hours, other than for customarily excused absences for personal illness or other reasonable cause; (iii) the Participant's conviction (including any plea of guilty or nolo contendere) of theft or felony; (iv) the Participant's wrongful disclosure of a Participating Company's trade secrets or other proprietary information; (v) any other dishonest or intentional action by the Participant which has a detrimental effect on a Participating Company; or
(vi) the Participant's habitual and repeated nonperformance of the Participant's duties.

            (e) "CODE" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

            (f) "COMMITTEE" means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. If no committee of the Board has been appointed to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

            (g) "COMPANY" means Granite Construction Incorporated, a Delaware corporation, or any successor corporation thereto.

            (h)   "DIRECTOR" means a member of the Board.

            (i) "DIRECTOR FEE AWARD" means any Nonemployee Director Option or Stock Unit granted pursuant to Section 9.

            (j) "DISABILITY" means a permanent and total disability as defined under the Company's Long Term Disability Plan or any successor plan, regardless of whether the Participant is covered by such Long Term Disability Plan.

            (k) "DIVIDEND EQUIVALENT" means a credit, made at the discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

            (l) "EMPLOYEE" means any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a director's fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual's employment or termination of employment, as the case may be. For purposes of an individual's rights, if any, under the Plan as of the time of the Company's determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

            (m) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

            (n) "FAIR MARKET VALUE" means, as of any relevant date, the closing sale price of a share of Stock (or the mean of the closing bid and asked prices if the Stock is so quoted instead) on the relevant date on the New York Stock Exchange or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion. If, on such date, there is no public market for the Stock, the Fair Market Value of a share of Stock shall be as determined by the Committee.

            (o) "INCENTIVE STOCK OPTION" means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

            (p) "INSIDER" means an officer, a Director or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

            (q) "NONEMPLOYEE DIRECTOR" means a Director who is not an Employee.

            (r) "NONEMPLOYEE DIRECTOR OPTION" means a Director Fee Award in the form of Nonstatutory Stock Option granted pursuant to the terms and conditions of Section 10.

            (s) "NONSTATUTORY STOCK OPTION" means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an Incentive Stock Option.

            (t) "OPTION" means the right to purchase Stock at a stated price for a specified period of time pursuant to the terms and conditions of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

            (u) "PARENT CORPORATION" means any present or future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

            (v) "PARTICIPANT" means any eligible person who has been granted one or more Awards.

            (w) "PARTICIPATING COMPANY" means the Company or any Parent Corporation or Subsidiary Corporation.

            (x) "PARTICIPATING COMPANY GROUP" means, at any point in time, all corporations collectively which are then Participating Companies.

            (y) "PERFORMANCE GOAL" means a performance goal established by the Committee pursuant to Section 9.3.

            (z) "PERFORMANCE PERIOD" means a period established by the Committee pursuant to Section 9.3 at the end of which one or more Performance Goals are to be measured.

            (aa) "PERFORMANCE SHARE" means a bookkeeping entry representing a right granted to a Participant pursuant to the terms and conditions of Section 8 to receive a payment equal to the value of a Performance Share, as determined by the Committee, based on performance.

            (bb) "PERFORMANCE UNIT" means a bookkeeping entry representing a right granted to a Participant pursuant to the terms and conditions of Section 9 to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon performance.

            (cc) "RESTRICTED STOCK" means Stock granted to a Participant pursuant to the terms and conditions of Section 7.

            (dd) "RESTRICTED STOCK UNIT" means a bookkeeping entry representing a right granted to a Participant pursuant to Section 8 to receive a share of Stock on a date determined in accordance with the provisions of Section 8 and the Participant's Award Agreement.

            (ee) "RESTRICTION PERIOD" means the period established in accordance with Section 7.3 of the Plan during which shares subject to a Restricted Stock Award are subject to Vesting Conditions.

            (ff) "RETIREMENT" means (i) with respect to an Employee, termination of employment for retirement under the terms of the Company's defined contribution plans, and (ii) with respect to a Nonemployee Director, resignation from Service on the Board after attaining the age of 55 and after at least ten years of Service on the Board.

            (gg) "RULE 16b-3" means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

            (hh)  "SECTION 162(m)" means Section 162(m) of the Code.

            (ii)  "SECURITIES ACT" means the Securities Act of 1933, as amended.

            (jj) "SERVICE" means a Participant's employment or service with the Participating Company Group, whether in the capacity of an Employee or a Director. A Participant's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant's Service. Furthermore, a Participant's Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds ninety (90) days, on the one hundred eighty-first (181st) day following the commencement of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and instead shall be treated thereafter as a Nonstatutory Stock Option unless the Participant's right to return to Service with the Participating Company Group is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant's Award Agreement. A Participant's Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether a Participant's Service has terminated and the effective date of such termination.

            (kk) "STOCK" means the Common Stock of the Company, as adjusted from time to time in accordance with Section 5.3.

            (ll) "STOCK UNIT" means a Director Fee Award in the form of a bookkeeping entry representing a right granted to a Participant pursuant to the terms and conditions of Section 10 to receive payment of one (1) share of Stock.

            (mm) "SUBSIDIARY CORPORATION" means any present or future "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.

            (nn) "TEN PERCENT OWNER" means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.

            (oo) "VESTING CONDITIONS" mean those conditions established in accordance with Section 7.3 or Section 8.3 of the Plan prior to the satisfaction of which shares subject to a Restricted Stock Award or Restricted Stock Unit Award, respectively, remain subject to forfeiture or a repurchase option in favor of the Company upon the Participant's termination of Service.

      2.2 CONSTRUCTION. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, words in the masculine gender, when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

                  SECTION 3. ELIGIBILITY AND AWARD LIMITATIONS

      3.1 PERSONS ELIGIBLE FOR INCENTIVE STOCK OPTIONS. Incentive Stock Options may be granted only to Employees. For purposes of the foregoing sentence, the term "Employees" shall include prospective Employees to whom Options are granted in connection with written offers of employment with the Participating Company Group, provided that any such Option shall be deemed granted effective on the date that the Participant commences Service as an Employee, with an exercise price determined as of such date in accordance with
Section 6.2.

      3.2 PERSONS ELIGIBLE FOR OTHER AWARDS. Awards other than Incentive Stock Options may be granted only to Employees and Directors. For purposes of the foregoing sentence, the terms "Employees" and "Directors" shall include prospective Employees and prospective Directors to whom Awards are granted in connection with written offers of employment or service as a Director with the Participating Company Group, provided that no Stock subject to any such Award shall vest, become exercisable or be issued prior to the date on which the Participant commences Service. A Director Fee Award may be granted only to a person who, at the time of grant, is a Nonemployee Director. Eligible persons may be granted more than one (1) Award.

      3.3 SECTION 162(m) AWARD LIMITS. The following limitations shall apply to the grant of any Award if, at the time of grant, the Company is a "publicly held corporation" within the meaning of Section 162(m).

            (a) STOCK OPTIONS. Subject to adjustment as provided in Section 5.3, no Employee shall be granted one or more Options within any fiscal year of the Company which in the aggregate are for the purchase of more than one hundred thousand (100,000) shares; provided, however, that the Company may make an additional one-time grant to any newly-hired Employee of an Option for the purchase of up to two hundred fifty thousand (250,000) shares. An Option which is canceled in the same fiscal year of the Company in which it was granted shall continue to be counted against the limits described in this subsection for such period.

            (b) RESTRICTED STOCK. Subject to adjustment as provided in Section 5.3, no Employee may be granted within any fiscal year of the Company more than one hundred thousand (100,000) shares of Restricted Stock, provided that such limit shall apply only to Awards of Restricted Stock which are granted or subject to Vesting Conditions based upon the attainment of Performance Goals.

            (c)   RESTRICTED STOCK UNITS. Subject to adjustment as provided in
Section 5.3, no Employee shall be granted within any fiscal year of the Company more than one hundred thousand (100,000) Restricted Stock Units, provided that such limit shall apply only to Awards of Restricted Stock Units which are granted or subject to Vesting Conditions based upon the attainment of Performance Goals.

            (d) PERFORMANCE SHARES AND PERFORMANCE UNITS. Subject to adjustment as provided in Section 5.3, no Employee may be granted (i) Performance Shares which could result in such Employee receiving more than one hundred thousand (100,000) shares of Stock for each full fiscal year of the Company contained in the Performance Period for such Award, or (ii) Performance Units which could result in such Employee receiving more than one million five hundred thousand dollars ($1,500,000) for each full fiscal year of the Company contained in the Performance Period for such Award. No Participant may be granted more than one Performance Share Award or one Performance Unit Award (but not both such Awards) for the same Performance Period.

      3.4 MAXIMUM NUMBER OF SHARES ISSUABLE PURSUANT TO INCENTIVE STOCK OPTIONS. Subject to adjustment as provided in Section 5.3, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed four million two hundred fifty thousand (4,250,000) shares. The maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to all Awards other than Incentive Stock Options shall be the number of shares determined in accordance with Section 5.1, subject to adjustment as provided in Section 5.2 and Section 5.3.

      3.5 AGGREGATE LIMIT ON RESTRICTED STOCK, RESTRICTED STOCK UNIT, PERFORMANCE SHARE AND PERFORMANCE UNIT AWARDS NOT PROVIDING FOR CERTAIN MINIMUM VESTING. Notwithstanding any provision of the Plan to the contrary, no more than five percent (5%) of the maximum aggregate number of shares of Stock that may be issued under the Plan determined in accordance with Section 5.1 (as adjusted from time to time pursuant to Sections 5.2 and 5.3) shall be issued pursuant to
(a) Restricted Stock or Restricted Stock Unit Awards having Vesting Conditions which (i) if based upon a Service requirement, provide for vesting more rapid than annual pro rata vesting over a period three (3) years or (ii) if based upon the attainment of one or more Performance Goals, provide for a Performance Period of less than twelve (12) months, or (b) Performance Share or Performance Unit Awards having a Performance Period of less than twelve (12) months.

                            SECTION 4. ADMINISTRATION

      4.1 ADMINISTRATION BY THE COMMITTEE. The Plan shall be administered by the Committee. All questions of interpretation of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final, binding and conclusive for all purposes and upon all persons whomsoever.

      4.2 AUTHORITY OF OFFICERS. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, determination or election.

      4.3 ADMINISTRATION WITH RESPECT TO INSIDERS. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

      4.4 COMMITTEE COMPLYING WITH SECTION 162(m). If the Company is a "publicly held corporation" within the meaning of Section 162(m), the Board may establish a Committee of "outside directors" within the meaning of Section 162(m) to approve the grant of any Award which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

      4.5 POWERS OF THE COMMITTEE. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

            (a) to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock or units to be subject to each Award and the value of a unit;

            (b) to determine the type of Award granted and to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

            (c) to determine the Fair Market Value of shares of Stock or other property;

            (d) to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise price of any Option,
(ii) the method of payment for shares purchased upon the exercise of any Option,
(iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant's termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to the Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

            (e) to determine whether an Award of Performance Shares or Performance Units will be settled in shares of Stock, cash, or in any combination thereof;

            (f)   to approve one or more forms of Award Agreement;

            (g) to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

            (h) to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant's termination of Service;

            (i) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of, or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards; and

            (j) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

      4.6 OPTION REPRICING. Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Board shall not approve a program providing for either (a) the cancellation of outstanding Options and the grant in substitution therefore of new Options having a lower exercise price or (b) the amendment of outstanding Options to reduce the exercise price thereof. This paragraph shall not be construed to apply to "issuing or assuming a stock option in a transaction to which section 424(a) applies," within the meaning of Section 424 of the Code.

                        SECTION 5. STOCK SUBJECT TO PLAN

      5.1 MAXIMUM NUMBER OF SHARES ISSUABLE. Subject to adjustment as provided in Section 5.3, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be four million two hundred fifty thousand (4,250,000) and shall consist of authorized but unissued or reacquired shares of Stock not reserved for any other purpose, or any combination thereof.

      5.2 SHARE ACCOUNTING. If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company at the Participant's purchase price, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan. Shares of Stock shall not be deemed to have been issued pursuant to the Plan (a) with respect to any portion of an Award that is settled in cash or (b) to the extent such shares are withheld in satisfaction of tax withholding obligations pursuant to Section 13.2. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant, the number of shares available for issuance under the Plan shall be reduced by the net number of shares for which the Option is exercised.

      5.3 ADJUSTMENT IN CAPITALIZATION. In the event of any stock dividend, stock split, reverse stock split, recapitalization, merger, combination, exchange of shares, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Awards, in the award limits set forth in Sections 3.3 and 3.4, and in the exercise price per share of any outstanding Options. If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to a Change in Control, as defined in Section 11.3) shares of another corporation (the "NEW SHARES"), the Committee may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of shares subject to outstanding Awards and the exercise price per share of outstanding Options shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 5.3 shall be rounded down to the nearest whole number, and in no event may the exercise price of any Option be decreased to an amount less than the par value, if any, of the stock subject to the Option. The adjustments determined by the Committee pursuant to this Section 5.3 shall be final, binding and conclusive.

                            SECTION 6. STOCK OPTIONS

      6.1 GRANT OF OPTIONS. Subject to the provisions of Sections 1.3, 3 and 5, Options (other than pursuant to a Director Fee Award) may be granted to Participants at any time and from time to time as shall be determined by the Committee. Each Option shall be evidenced by an Award Agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Stock to which the Option pertains, and such other provisions as the Committee shall determine. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference and, except as otherwise set forth in Section 10 with respect to a Nonemployee Director Option, shall comply with and be subject to the terms and conditions set forth in Sections 6.2 through 6.6 below.

      6.2 EXERCISE PRICE. The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of
Section 424(a) of the Code.

      6.3 EXERCISE PERIOD. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, and (c) no Option granted to a prospective Employee or prospective Director may become exercisable prior to the date on which such person commences Service. Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, any Option granted hereunder shall have a term of ten (10) years from the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

      6.4 PAYMENT OF EXERCISE PRICE. The purchase price of Stock upon exercise of any Option shall be paid in full by such methods as shall be permitted by the Committee or as provided in a Participant's Award Agreement, which need not be the same for all Participants, and subject to the following:

            (a) FORMS OF CONSIDERATION AUTHORIZED. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check, or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price, (iii) by delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of

Governors of the Federal Reserve System) (a "CASHLESS EXERCISE"), (iv) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (v) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration. The proceeds from payment of the Option exercise prices shall be added to the general funds of the Company and shall be used for general corporate purposes.

            (b)   LIMITATIONS ON FORMS OF CONSIDERATION.

                  (i) TENDER OF STOCK. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock. Unless otherwise provided by the Committee, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for more than six (6) months (and not used for another Option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

                  (ii) CASHLESS EXERCISE. The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

      6.5   EFFECT OF TERMINATION OF SERVICE.

            (a) OPTION EXERCISABILITY. Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Committee in the grant of an Option and set forth in the Award Agreement, an Option shall be exercisable after a Participant's termination of Service only during the applicable time period determined in accordance with this Section and thereafter shall terminate:

                  (i) DEATH OR DISABILITY. If the Participant's Service is terminated by reason of the death or Disability of the Participant, the Option, to the extent unexercised and exercisable on the date on which the Participant's Service terminated, may be exercised by the Participant (or the Participant's guardian or legal representative or other person who acquired the right to exercise the Option by reason of the Participant's death) at any time prior to the expiration of six (6) months (or such longer period of time as determined by the Committee, in its discretion) after the date on which the Participant's Service terminated, but in any event no later than the date of expiration of the Option's term as set forth in the Award Agreement evidencing such Option (the "OPTION EXPIRATION DATE"). If an Option intended to be an Incentive Stock Option is exercised by a Participant more than three (3) months following the Participant's termination of Service by reason of a Disability which is not a "permanent and total disability" as defined in Section 22(e)(3) of the Code, such exercise will be treated as the exercise of a Nonstatutory Stock Option to the extent required by Section 422 of the Code. The

Participant's Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the Participant's termination of Service.

                  (ii) RETIREMENT. If the Participant's Service is terminated by reason of the Retirement of the Participant, the Option may be exercised at such time (but in any event no later than the Option Expiration Date) and in such amounts as shall be determined by the Committee at the time of grant of the Option and set forth in the Award Agreement.

                  (iii) TERMINATION FOR CAUSE. Notwithstanding any other provision of the Plan to the contrary, if the Participant's Service is terminated for Cause, the Option shall terminate and cease to be exercisable immediately upon such termination of Service.

                  (iv) OTHER TERMINATION OF SERVICE. If the Participant's Service terminates for any reason, except death, Disability, Retirement or Cause, the Option, to the extent unexercised and exercisable by the Participant on the date on which the Participant's Service terminated, may be exercised by the Participant within thirty (30) days (or such longer period of time as determined by the Committee, in its discretion) after the date on which the Participant's Service terminated, but in any event no later than the Option Expiration Date.

            (b) EXTENSION IF EXERCISE PREVENTED BY LAW. Notwithstanding the foregoing, other than termination of Service for Cause, if the exercise of an Option within the applicable time periods set forth in Section 6.5(a) is prevented by the provisions of Section 12.1 below regarding compliance with securities laws, the Option shall remain exercisable until thirty (30) days after the date the Participant is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

            (c) EXTENSION IF PARTICIPANT SUBJECT TO SECTION 16(b). Notwithstanding the foregoing, other than termination of Service for Cause, if a sale within the applicable time periods set forth in Section 6.5(a) of shares acquired upon the exercise of the Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Participant's termination of Service, or (iii) the Option Expiration Date.

      6.6 TRANSFERABILITY OF OPTIONS. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant's guardian or legal representative. No Option shall be assignable or transferable by the Participant, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, a Nonstatutory Stock Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the Securities Act.

                           SECTION 7. RESTRICTED STOCK

      7.1 GRANT OF RESTRICTED STOCK. Subject to the provisions of Sections 1.3, 3 and 5, Awards of Restricted Stock may be granted to Participants at any time and from time to time as shall be determined by the Committee, including, without limitation, upon the attainment of one or more Performance Goals as described in Section 9.4. If either the grant of Restricted Stock or the lapsing of the Restriction Period is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 9.3 through 9.5. Each grant of Restricted Stock shall be evidenced by an Award Agreement that shall specify the number of shares of Stock subject to and the other terms, conditions and restrictions of such Award as the Committee shall determine. No Restricted Stock Award or purported Restricted Stock Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Restricted Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the terms and conditions set forth in Sections 7.2 through 7.7 below.

      7.2 PURCHASE PRICE. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Restricted Stock, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to such Restricted Stock Award.

      7.3 VESTING AND RESTRICTIONS ON TRANSFER. Shares issued pursuant to any Restricted Stock Award may or may not be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 9.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any Restriction Period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise alienated or hypothecated, other than pursuant to an Ownership Change Event, as defined in Section 14.1. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions. All rights with respect to Restricted Stock granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant.

      7.4 OTHER RESTRICTIONS. The Committee may impose such other restrictions on any shares of Restricted Stock granted hereunder as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law and under any blue sky or state securities laws applicable to such shares, and may legend the certificates representing the Restricted Stock to give appropriate notice of such restrictions.

      7.5 VOTING RIGHTS; DIVIDENDS AND DISTRIBUTIONS. Except as provided in this Section, Section 7.4 and any Award Agreement, during the Restriction Period applicable to shares subject to a Restricted Stock Award, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. However, in the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 5.3, then any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant is entitled by reason of the Participant's Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

      7.6 DIVIDENDS AND OTHER DISTRIBUTION. During the Restriction Period, Participants holding shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those shares while they are so held. If any such dividends or distributions are paid in shares of stock, the shares shall be subject to the same restrictions on transferability pursuant to Section 7.3 as the shares of Restricted Stock with respect to which they were paid.

      7.7 EFFECT OF TERMINATION OF SERVICE. Unless otherwise provided by the Committee in the grant of a Restricted Stock Award and set forth in the Award Agreement, the effect of a Participant's termination of Service on his or her Restricted Stock Award shall be as follows:

            (a) DEATH OR DISABILITY. If the Participant's Service is terminated by reason of the death or Disability of the Participant during the Restriction Period, the restrictions applicable to the shares of Restricted Stock pursuant to Section 7.3 shall terminate automatically with respect to all such shares.

            (b) OTHER TERMINATION OF SERVICE. If the Participant's Service terminates during the Restriction Period for any reason except death or Disability, any shares of Restricted Stock still subject to restrictions pursuant to Section 7.3 at the date of such termination shall be forfeited and automatically reacquired by the Company; provided, however, that, in the event of an involuntary termination of the Participant's Service, the Committee, in its sole discretion, may waive the automatic forfeiture of any or all such shares and/or add such new restrictions to such shares of Restricted Stock as it deems appropriate.

                        SECTION 8. RESTRICTED STOCK UNITS

      8.1 GRANT OF RESTRICTED STOCK UNITS. Subject to the provisions of Sections 1.3, 3 and 5, Awards of Restricted Stock Units may be granted to Participants at any time and from time to time as shall be determined by the Committee, including, without limitation, upon the attainment of one or more Performance Goals as described in Section 9.4. If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 9.3 through 9.5(a). Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall from time to time establish. No Restricted Stock Unit Award or purported Restricted Stock Unit Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Restricted Stock Units may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the terms and conditions set forth in Sections 8.2 through 8.7 below.

      8.2 PURCHASE PRICE. No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to a Participating Company or for its benefit.

      8.3 VESTING. Restricted Stock Units may or may not be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 9.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.

      8.4 VOTING, DIVIDEND EQUIVALENT RIGHTS AND DISTRIBUTIONS. Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in a Participant's Award Agreement that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to date on which Restricted Stock Units held by such Participants are settled. Such Dividend Equivalents, if any, shall be paid by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock. The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 5.3, appropriate adjustments shall be made in the Participant's Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.

      8.5 EFFECT OF TERMINATION OF SERVICE. Unless otherwise provided by the Committee in the grant of a Restricted Stock Unit Award and set forth in the Award Agreement, if a Participant's Service terminates for any reason, whether voluntary or involuntary (including the Participant's death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant's termination of Service.

      8.6 SETTLEMENT OF AWARDS. The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant's Restricted Stock Unit Award vest or on such other date determined by the Committee, in its discretion, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 8.4) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes. Notwithstanding the foregoing, if permitted by the Committee and set forth in the Award Agreement, the Participant may elect in accordance with terms specified in the Award Agreement to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.

      8.7 NONTRANSFERABILITY OF RESTRICTED STOCK UNIT AWARDS. Prior to the issuance of shares of Stock in settlement of a Restricted Stock Unit Award, the Award shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution.

               SECTION 9. PERFORMANCE SHARES AND PERFORMANCE UNITS

      9.1 GRANT OF PERFORMANCE SHARES OR PERFORMANCE UNITS. Subject to the provisions of Sections 1.3, 3 and 5, the Committee, at any time and from time to time, may grant Awards of Performance Shares or Performance Units to such Participants and in such amounts as it shall determine. Each grant of a Performance Share or Performance Unit Award shall be evidenced by an Award Agreement that shall specify the number of Performance Shares or Performance Units subject thereto, the value of each Performance Share or Performance Unit, the Performance Goals and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award as the Committee shall determine. No Performance Share or Performance Unit Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Performance Share or Performance Unit Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the terms and conditions set forth in Sections 9.2 through 9.10 below.

      9.2 VALUE OF PERFORMANCE SHARES AND PERFORMANCE UNITS. Unless otherwise provided by the Committee in granting an Award, each Performance Share shall have an initial value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 5.3, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial value of one hundred dollars ($100). The final payable to the Participant in settlement of a Performance Share or Performance Unit will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

      9.3 ESTABLISHMENT OF PERFORMANCE GOALS AND PERFORMANCE PERIOD. The Committee, in its discretion, shall establish in writing the Performance Period and Performance Goal(s) applicable to each Performance Share or Performance Unit Award. Unless otherwise permitted in compliance with the requirements under
Section 162(m) with respect to "performance-based compensation," the Committee shall establish the Performance Goal(s) applicable to each Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain. Such Performance Goal(s), when measured at the end of the Performance Period, shall determine the ultimate value of the Award to be paid to the Participant. Once established, the Performance Goals shall not be changed during the Performance Period. The Company shall notify each Participant granted a Performance Share or Performance Unit Award of the terms of such Award, including the Performance Period and applicable Performance Goal(s).

      9.4 MEASUREMENT OF PERFORMANCE GOALS. Performance Goals shall be established by the Committee on the basis of targets to be attained ("PERFORMANCE TARGETS") with respect one or more measures of business or financial performance (each, a "PERFORMANCE MEASURE"). Performance Measures shall have the same meanings as used in the Company's financial statements, or if such terms are not used in the Company's financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Company's industry. Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the ultimate value of a Performance Share or Performance Unit Award determined by the level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value or as a value determined relative to a standard selected by the Committee. Performance Measures shall be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes or such division or other business unit thereof as may be selected by the Committee. For purposes of the Plan, the Performance Measures applicable to an Award shall be calculated in accordance with generally accepted accounting principles, but prior to the accrual or payment of any Performance Share or Performance Unit Award for the same Performance period and excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Award. Performance Measures may be one or more of the following as determined by the Committee: (a) revenue, (b) operating income, (c) pre-tax profit, (d) net income, (e) gross margin, (f) operating margin, (g) earnings per share, (h) return on stockholder equity, (i) return on capital, (j) return on net assets, (k) economic value added and (l) cash flow.

      9.5 DETERMINATION OF VALUE OF PERFORMANCE SHARES AND PERFORMANCE UNITS. As soon as practicable following the completion of the Performance Period for each Performance Share and Performance Unit Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the terms of the Award Agreement. The Committee shall have no discretion to increase the value of an Award payable upon its settlement in excess of the amount called for by the terms of the Award Agreement on the basis of the degree of attainment of the Performance Goals as certified by the Committee. However, notwithstanding the attainment of any Performance Goal, if permitted under a Participant's Award Agreement evidencing a Performance Share or Performance Unit Award, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce some or all of the value of an Award that would otherwise be paid upon its settlement. No such reduction may result in an increase in the amount payable upon settlement of another Participant's Award. As soon as practicable following the Committee's certification, the Company shall notify the Participant of the determination of the Committee.

      9.6 DIVIDEND EQUIVALENTS. The Committee may, in its discretion, provide that any Performance Share shall include a right to Dividend Equivalents with respect to cash dividends paid on Stock for which the record date is prior to the date on which the Performance Share is settled or forfeited. Dividend Equivalents may be paid currently or may be accumulated and paid to the extent that Performance Shares become nonforfeitable, as determined by the Committee. Settlement of Dividend Equivalents may be in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 9.7. Dividend Equivalents shall not be paid with respect to Performance Units.

      9.7 FORM AND TIMING OF PAYMENT. Payment of the ultimate value of a Performance Share or Performance Unit Award earned by a Participant as determined following the completion of the applicable Performance Period pursuant to Sections 9.5 and 9.6 may be made in cash, shares of Stock, or a combination thereof as determined by the Committee. Payments in shares of Stock shall be determined by the Fair Market Value of a share of Stock on the last day of such Performance Period. Payment may be made in a lump sum or installments as prescribed by the Committee. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment of Dividend Equivalents or interest during the deferral period.

      9.8 RESTRICTIONS APPLICABLE TO PAYMENT IN SHARES. Shares of Stock issued in payment of any Performance Share or Performance Unit Award may be fully vested and freely transferable shares or may be shares of Restricted Stock subject to Vesting Conditions as provided in Section 7.3. Any such shares of Restricted Stock shall be evidenced by an Award Agreement and shall be subject to the terms and conditions set forth in Sections 7.3 through 7.7 above.

      9.9 EFFECT OF TERMINATION OF SERVICE. Unless otherwise provided by the Committee in the grant of a Performance Share or Performance Unit Award and set forth in the Award Agreement, the effect of a Participant's termination of Service on his or her Performance Share or Performance Unit Award shall be as follows:

            (a) DEATH, DISABILITY OR RETIREMENT. If the Participant's Service is terminated by reason of the death, Disability or Retirement of the Participant while he or she is the holder of a Performance Share or Performance Unit Award but before the completion of the applicable Performance Period, the value of the Participant's Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Participant's Service during the Performance Period. Payment shall be made following the end of the Performance Period in any manner permitted by Section 9.7.

            (b) OTHER TERMINATION OF SERVICE. If the Participant's Service terminates for any reason except death, Disability or Retirement before the completion of the Performance Period applicable to a Performance Share or Performance Unit Award held by such Participant, such Award shall be forfeited in its entirety; provided, however, that in the event of an involuntary termination of the Participant's Service, the Committee, in its sole discretion, may waive the automatic forfeiture of all or any portion of any such Award and provide for payment of such Award or portion thereof on the same basis as if the Participant's Service had terminated by reason of Retirement.

      9.10 NONTRANSFERABILITY. Prior to settlement in accordance with the provisions of the Plan, no Performance Shares or Performance Units may be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Share or Performance Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant's guardian or legal representative.

                         SECTION 10. DIRECTOR FEE AWARDS

      10.1 EFFECTIVE DATE AND DURATION OF THIS SECTION. This Section 10 shall become effective on the first day (the "SECTION 10 EFFECTIVE DATE") of the first calendar quarter beginning after the Effective Date, provided that elections pursuant to Section 10.2 may be made prior to the Section 10 Effective Date. Notwithstanding the foregoing, Director Fee Awards shall be granted pursuant to this Section with respect to elections made by Participants under the Initial Plan for the Plan Year quarter which ends on or after the Effective Date of the Plan. This Section 10 shall continue in effect for the remainder of the calendar year commencing on the Section 10 Effective Date (the "INITIAL PLAN YEAR") and for each subsequent calendar year commencing during the term (as provided in Section 1.3) of the Plan (a "PLAN YEAR"). Notwithstanding any Participant's prior election pursuant to Section 10.2, no Director Fee Award shall be granted after termination of the Plan, and all Director Fees (as defined below) with respect to which Director Fee Awards have not been granted prior to termination of the Plan shall thereafter be paid in cash in accordance with the Company's normal Director Fee payment procedures. However, subject to compliance with applicable law as provided in Section 12, all Director Fee Awards granted prior to termination of the Plan shall continue to be governed by and may be exercised or settled in accordance with the terms of the Plan and the Award Agreement evidencing such Director Fee Award.

      10.2 MANDATORY AND ELECTIVE DIRECTOR FEE AWARDS. Except as otherwise provided below, each Nonemployee Director shall be granted one or more Director Fee Awards in lieu of payment in cash of fifty percent (50%) of such Participant's annual retainer fee, meeting fees and other compensation payable with respect to such Participant's service as a Director ("DIRECTOR FEES") during the Initial Plan Year and each subsequent Plan Year (or the portion of such Plan Year following an individual's initial appointment or election as a Nonemployee Director). In addition, each Participant may elect to receive Director Fee Awards in lieu of payment in cash of all or any portion of the remaining fifty percent (50%) of such Participant's Director Fees for the Initial Plan Year and each subsequent Plan Year or applicable portion thereof. For the Initial Plan Year and each subsequent Plan Year or applicable portion thereof, a Participant shall be entitled to elect one of the following alternative forms of payment of the value of the Participant's Director Fees:

            (a) OPTION PAYMENT. A minimum of fifty percent (50%), together with such additional portion, if any, elected by the Participant up to a maximum of one hundred percent (100%), of the Participant's Director Fees will be paid in the form of a Nonemployee Director

Option (an "OPTION PAYMENT") and the balance will be paid in cash in accordance with the Company's normal Director Fee payment procedures.

            (b) STOCK UNITS PAYMENT. A minimum of fifty percent (50%), together with such additional portion, if any, elected by the Participant up to a maximum of one hundred percent (100%), of the Participant's Director Fees will be paid in the form of Stock Units (a "STOCK UNITS PAYMENT") and the balance will be paid in cash in accordance with the Company's normal Director Fee payment procedures. In connection with an election to receive a Stock Units Payment, the Participant may elect an "Early Settlement Date" (as defined below) upon which the Stock Units will be settled in accordance with Section 10.6(d); provided, however, that upon termination of the Participant's Service as a Director prior to the Early Settlement Date, settlement shall be made as provided in Section 10.6(d). Any "EARLY SETTLEMENT DATE" elected by the Participant shall become irrevocable as provided in Section 10.3(b) and shall be December 1 of the third Plan Year following the Plan Year of the Stock Units Payment or December 1 of any subsequent Plan Year.

      10.3  TIME AND MANNER OF ELECTION.

            (a) TIME OF ELECTION. Each Nonemployee Director shall make an election pursuant to Section 10.2:

                  (i) for the Initial Plan Year: prior to the earlier of (1) the date thirty (30) days following the Effective Date or (2) the Section 10 Effective Date;

                  (ii) for each subsequent Plan Year: prior to the first day of such Plan Year; and

                  (iii) in the case of a newly appointed or elected Nonemployee
Director: on the date of such appointment or election for the remainder of the Initial Plan Year or subsequent Plan Year of appointment or election, as the case may be.

            (b) ELECTION IRREVOCABLE. An election pursuant to Section 10.2 shall become irrevocable as of the commencement of the Plan Year or portion thereof to which it applies.

            (c) FAILURE TO TIMELY ELECT. Any Nonemployee Director who fails to make an election in accordance with this Section for any Plan Year (or the Initial Plan Year, as the case may be) shall be deemed to have elected pursuant to Section 10.2 to receive Option Payments for fifty (50%) of the value of such Participant's Director Fees earned during such Plan Year (or Initial Plan Year) and to receive the balance of such Participant's Director Fees in cash in accordance with the Company's normal Director Fee payment procedures.

            (d) MANNER OF ELECTION. Each election in accordance with this Section shall be made on a form prescribed by the Company for this purpose and filed with the Chief Financial Officer of the Company.

      10.4 AUTOMATIC GRANT OF DIRECTOR FEE AWARDS. Subject to the provisions of Sections 1.3, 3 and 5, effective as of the last day of each quarter during any Plan Year (or the Initial Plan Year, as the case may be), each Nonemployee Director shall be granted automatically and without further action of the Committee a Director Fee Award in lieu of that portion of the Director Fees earned by the Participant during such quarter and specified by the Participant's election under Section 10.2 for such Plan Year (or Initial Plan Year) and any fractional share amount carried over from the prior quarter as provided in Section 10.7 (the "QUARTERLY DIRECTOR FEES"). In accordance with the Participant's election under Section 10.2 for the Plan Year (or Initial Plan Year), the Director Fee Award shall be either in the form of an Option Payment pursuant to Section 10.5 or a Stock Units Payment pursuant to
Section 10.6.

      10.5 OPTION PAYMENT. Each Option Payment shall be in the form of a Nonemployee Director Option and shall be evidenced by an Award Agreement that shall specify the exercise price, the duration of the Nonemployee Director Option, the number of shares of Stock to which the Nonemployee Director Option pertains, and such other provisions as the Committee shall determine. No such Nonemployee Director Option or purported Nonemployee Director Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the terms and conditions of Section 6 to the extent not inconsistent with this Section and the terms and conditions set forth in Sections 10.5(a) through 10.5(d) below:

            (a) EXERCISE PRICE. The exercise price per share for each Nonemployee Director Option shall be fifty percent (50%) of the average of the Fair Market Values of a share of Stock for the ten (10) trading days preceding the effective date of grant of the Nonemployee Director Option.

            (b) NUMBER OF SHARES SUBJECT TO NONEMPLOYEE DIRECTOR OPTION. The number of shares of Stock subject to a Nonemployee Director Option shall be determined by the following formula (with any resulting fractional share being disregarded):

                       X = A / (B x 50%)

            where,

                  "X" is the number of shares subject to the Nonemployee Director Option;

                  "A" is the amount of Quarterly Director Fees in lieu of which the Option Payment is made; and

                  "B" is the average of the Fair Market Values of a share of Stock for the ten (10) trading days preceding the effective date of grant of the Nonemployee Director Option.

            (c) EXERCISE PERIOD. Each Nonemployee Director Option shall be vested and exercisable on and after the date of grant of the Nonemployee Director Option and shall terminate and cease to be exercisable on the date ten
(10) years after the date of grant of the Nonemployee Director Option, unless earlier terminated pursuant to the terms of the Plan or the Award Agreement.

      (d) EFFECT OF TERMINATION OF SERVICE.

            (i) NONEMPLOYEE DIRECTOR OPTION GRANT. No Participant shall be granted a Nonemployee Director Option following the date on which such Participant's Service as a Director terminates for any reason. All of such Participant's Director Fees with respect to which Director Fee Awards have not been granted prior to the Participant's termination of Service as a Director shall be paid in cash in accordance with the Company's normal Director Fee payment procedures.

            (ii) NONEMPLOYEE DIRECTOR OPTION EXERCISABILITY. Subject to earlier termination as otherwise provided herein, a Nonemployee Director Option shall remain exercisable after a Participant's termination of Service at any time prior to the expiration of thirty-six (36) months after the date on which the Participant's Service terminated, but in any event no later than the Option Expiration Date.

            (iii) EXTENSION IF EXERCISE PREVENTED BY LAW. Notwithstanding the foregoing, if the exercise of a Nonemployee Director Option within the applicable time period set forth in Section 10.5(d)(ii) is prevented by the provisions of Section 12.1 below, the Nonemployee Director Option shall remain exercisable until thirty (30) days after the date the Participant is notified by the Company that the Nonemployee Director Option is exercisable, but in any event no later than the Option Expiration Date.

            (iv) EXTENSION IF PARTICIPANT SUBJECT TO SECTION 16(b). Notwithstanding the foregoing, if a sale within the applicable time period set forth in Section 10.5(d)(ii) of shares acquired upon the exercise of the Nonemployee Director Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Participant's termination of Service, or (iii) the Option Expiration Date.

      10.6 STOCK UNITS PAYMENT. Each Stock Units Payment shall be evidenced by an Award Agreement that shall specify the number of Stock Units to which such agreement pertains, the form and time of settlement of such Stock Units and such other provisions as the Committee shall determine. No such Stock Units Award or purported Stock Units Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the terms and conditions set forth in Sections 10.6(a) through 10.6(f) below:

            (a) PAYMENT. No additional cash consideration shall be required upon settlement of a Stock Units Award.

            (b) NUMBER OF STOCK UNITS SUBJECT TO STOCK UNITS AWARD. The number of Stock Units subject to a Stock Units Award shall be determined by the following formula (with any resulting fractional Stock Unit being disregarded):

                  X = A / B

            where,

                  "X" is the number of Stock Units subject to the Stock Units Award;

                  "A" is the amount of Quarterly Director Fees in lieu of which the Stock Units Payment is made; and

                  "B" is the average of the Fair Market Values of a share of Stock for the ten (10) trading days preceding the effective date of grant of the Stock Units Award.

            (c) VOTING AND DIVIDEND EQUIVALENT RIGHTS. Participants shall have no voting rights with respect to shares of Stock represented by Stock Units until the date of the issuance of a certificate for such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). Prior to settlement of a Stock Units Award, such Award shall include the right to Dividend Equivalents, pursuant to which the Participant shall be credited with additional whole and/or fractional Stock Units as of the record date of any payment of cash dividends with respect to the Stock occurring prior to such settlement date. Such additional Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the Stock Units originally subject to the Stock Units Award. The number of such whole and/or fractional Stock Units to be credited with respect to any Stock Units Award on the record date of any cash dividend paid on the Stock shall be determined by the following formula:

                  X = (A x B) / C

            where,

                  "X" is the number of whole and/or fractional Stock Units to be credited with respect to the Stock Units Award;

                  "A" is the amount of cash dividends paid on one share of Stock;

                  "B" is the number of whole and fractional Stock Units subject to the Stock Units Award as of the cash dividend record date; and

                  "C" is the Fair Market Value of a share of Stock on the cash dividend record date.

            (d)   SETTLEMENT OF STOCK UNITS. Subject to the provisions of
Section 12.1 below, the Company shall issue to the Participant, within thirty
(30) days following the earlier of (i) the Early Settlement Date elected by the Participant with respect to the Stock Units Award or (ii) the date of termination of the Participant's Service as a Director, a number of whole shares of Stock equal to the number of whole Stock Units subject to the Stock Units Award. Such shares of Stock shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 12.1 or any applicable law, rule or regulation. On the same settlement date, the Company shall pay to the Participant cash in lieu of any fractional Stock Unit subject to the Stock Units Award in an amount equal to the Fair Market Value on the settlement date of such fractional share of Stock.

            (e) EFFECT OF TERMINATION OF SERVICE. No Participant shall be granted a Stock Units Award following the date on which such Participant's Service as a Director terminates for any reason. All of such Participant's Director Fees with respect to which Director Fee Awards have not been granted prior to the Participant's termination of Service as a Director shall be paid in cash in accordance with the Company's normal Director Fee payment procedures.

            (f) NONTRANSFERABILITY OF STOCK UNITS. Prior to their settlement pursuant to Section 10.6(d), no Stock Units granted to a Participant shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except by will or by the laws of descent and distribution.

      10.7 FRACTIONAL SHARES. No fractional shares of Stock shall be issued upon the exercise of any Nonemployee Director Option or settlement of any Stock Units. Any portion of a Participant's Quarterly Director Fees subject to the Participant's election under Section 10.2 representing a fractional share amount that would otherwise be paid in the form of an Option Payment or a Stock Units Payment shall instead be carried over and combined with the Quarterly Director Fees for the following quarter of the Plan Year (or Initial Plan year, as the case may be) or the subsequent Plan Year. Any such fractional share amount remaining upon termination of a Participant's Service as a Director shall be paid to the Participant in cash, without interest.

                          SECTION 11. CHANGE IN CONTROL

      11.1 EFFECT OF CHANGE IN CONTROL. In the event of a Change in Control of the Company as defined in Section 11.3 below, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "ACQUIRING CORPORATION"), shall either assume all outstanding Awards or substitute new Awards having an equivalent value for such outstanding Awards. In the event the Acquiring Corporation elects not to assume or substitute for such outstanding Awards, and provided that the Participant's Service has not terminated prior to the effective date of the Change in Control (unless, with respect to Performance Shares or Performance Units, the Participant's Service terminated by reason of the death, Disability or Retirement of the Participant), all unexercisable, unvested or unpaid portions of such outstanding Awards shall become immediately exercisable, immediately payable and vested in full immediately prior to the effective date of the Change in Control. For purposes of the preceding sentence:

            (a) the value of Performance Shares and Performance Units shall be determined and paid based upon the greater of (i) the extent to which the applicable Performance Goals have been attained during the Performance Period up to the effective date of the Change in Control or (ii) the pre-established 100% of target level with respect to each Performance Target comprising the applicable Performance Goals;

            (b) any outstanding Stock Units Award not assumed or substituted for by the Acquiring Corporation shall be settled in accordance with Section 10.610.6(d) immediately prior to the effective date of the Change in Control; and

            (c) any Director Fees with respect to which the Company has not made either an Option Payment or a Stock Units Payment pursuant to Section 10 prior to the effective date of the Change in Control shall be paid in cash immediately prior to such effective date.

Any Options which are neither assumed or substituted for by the Acquiring Corporation nor exercised as of the date of the Change in Control shall terminate as of the effective date of the Change in Control.

      11.2 TERMINATION OF SERVICE AFTER A CHANGE IN CONTROL. The Committee may, in its discretion, provide in any Award Agreement that if the Participant's Service is terminated within twelve (12) months (or such other period specified by the Committee) following a Change in Control by reason of (a) the involuntary termination by the Participating Company Group of the Participant's Service for any reason other than "Cause" (as such term is defined in the Award Agreement) or the Participant's death or Disability, or (b) the Participant's resignation for "Good Reason" (as such term is defined in the Award Agreement) from all capacities in which the Participant is then rendering Service to the Participating Company Group, then (i) the exercisability, vesting and payment of the outstanding Award held by such Participant shall be accelerated effective as of the date on which the Participant's Service terminated to such extent, if any, as shall have been specified by the Committee and set forth in the Award Agreement, and (ii) the outstanding Option held by such Participant, to the extent unexercised and exercisable on the date on which the Participant's Service terminated, may be exercised by the Participant (or the Participant's guardian or legal representative) at any time prior to the expiration of six (6) months (or such other period of time specified by the Committee) after the date on which the Participant's Service terminated, but in any event no later than the Option Expiration Date.

      11.3 DEFINITION. A "CHANGE IN CONTROL" shall be deemed to have occurred in the event of:

            (a) an acquisition, consolidation, or merger of the Company with or into any other corporation or corporations, unless the stockholders of the Company retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the surviving or acquiring corporation or corporations; or

            (b) the sale, exchange, or transfer of all or substantially all of the assets of the Company to a transferee other than a corporation or partnership controlled by the Company or the stockholders of the Company; or

            (c) a transaction or series of related transactions in which stock of the Company representing more than thirty percent (30%) of the outstanding voting power of the Company is sold, exchanged, or transferred to any single person or affiliated persons leading to a change of a majority of the members of the Board.

      The Board shall have final authority to determine whether multiple transactions are related and the exact date on which a Change in Control has been deemed to have occurred under subsections (a), (b), and (c) above.

                         SECTION 12. REQUIREMENTS OF LAW

      12.1 COMPLIANCE WITH SECURITIES LAW. The granting of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable laws, rules, and regulations, and to such approvals by any governmental agencies, securities exchanges or market systems as may be required. In addition, no Option may be exercised unless (a) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or
(b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

      12.2 GOVERNING LAW. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of California.

                           SECTION 13. TAX WITHHOLDING

      13.1 TAX WITHHOLDING IN GENERAL. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy the Federal, state, local and foreign tax withholding obligations, if any, of any Participating Company with respect to any Award. The Company shall have no obligation to deliver shares of Stock or make any payment of cash under the Plan until such tax withholding obligations have been satisfied.

      13.2 WITHHOLDING OF SHARES. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Participating Company Group. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

                  SECTION 14. AMENDMENT AND TERMINATION OF PLAN

      14.1 AMENDMENT AND TERMINATION OF PLAN. The Committee at any time may terminate, and from time to time, may amend, the Plan; provided, however, that no such amendment may be made without approval of the stockholders of the Company to the extent that the Committee deems such stockholder approval to be necessary or advisable for compliance with applicable tax and securities laws or other regulatory requirements, including the requirements of any stock exchange or market system on which the Stock is then listed.

      14.2 EFFECT OF AMENDMENT OR TERMINATION. No termination or amendment of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. In any event, no termination or amendment of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant, unless such termination or amendment is necessary to comply with any applicable law, regulation or rule.

                      SECTION 15. MISCELLANEOUS PROVISIONS

      15.1 BENEFICIARY DESIGNATION. Each Participant may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of such Participant's death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to his or her estate.

      15.2 RIGHTS AS AN EMPLOYEE OR DIRECTOR. No individual, even though eligible pursuant to Section 3, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee or Director, or interfere with or limit in any way the right of a Participating Company to terminate the Participant's Service at any time.

      15.3 RIGHTS AS A STOCKHOLDER. A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of a certificate for such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 5.3 or another provision of the Plan.

      15.4 PROVISION OF INFORMATION. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company's common stockholders.

      15.5 UNFUNDED OBLIGATION. Any amounts payable to Participants pursuant to the Plan shall be unfunded obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant's creditors in any assets of any

Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

      15.6 INDEMNIFICATION. In addition to such other rights of indemnification as they may have as members of the Committee or officers or employees of the Participating Company Group, members of the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

      IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the Granite Construction Incorporated Amended and Restated 1999 Equity Incentive Plan as duly adopted by the Board on March 11, 2004, to be effective as of May 24, 2004, the date of approval by the stockholders of the Company.

                                      GRANITE CONSTRUCTION INCORPORATED

                                      /s/ Michael Futch
                                      -----------------------------------------
                                      Michael Futch, Secretary